UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

Red Hat, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26281	06-1364380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 754-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 21, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Red Hat, Inc. (the “Company”) approved the base salaries of the Company’s executive officers effective as of July 1, 2005. In addition, the Committee approved the target bonus amounts under the Company’s Executive Variable Compensation Plan for its fiscal year ending February 28, 2006 (the “EVC Plan”), such amounts to be determined and paid to the executive officers in accordance with the EVC Plan. A copy of the EVC Plan has been filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2004. The base salaries and target bonus amounts as approved by the Committee are set forth on Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED HAT, INC.

Date: July 22, 2005	By:	/s/ DeLisa K. Alexander
DeLisa K. Alexander
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Base salaries and target bonus amounts under the EVC Plan for fiscal year 2006